SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      FEDERAL SECURITY PROTECTION SERVICES, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                         84-1080043
(State or other jurisdiction of                         I.R.S. Employer
incorporation or organization)                            identification No.)

                               400 Poydras Street, Suite 1510
                               New Orleans, LA 70130
                      (Address of principal executive offices)

        Individual Plans for Blair J. Merriam, Daniel W. Thornton, Dennis Schlagel, Richard A. Hennig, Michael T. Landers, Gary S. O'Neal and Theodore A. Merriam
                                  (Full title of plan)

                               Mr. Daniel Thornton
                                   Secretary
                            400 Poydras Street, Suite 1510
                               New Orleans, LA 70130
                      (Name and address of agent for service)

                              (866) 932-2628
          (Telephone number, including area code of agent for service)

                          CALCULATION OF REGISTRATION FEE
=======================================================================
Title of         Proposed maximum Proposed maximum                   Amount of
Securities     	 Amount to be	  offering price  Aggregate offering registration
to be registered registered 	  per share              Price        fee
=======================================================================
Common Stock
($.001 par
value)         	1,700,000   	    $0.045      	$76,500     $6.19
=======================================================================
Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1933, based upon the average high and low prices for July 25, 2003.

                                    PART I

             INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

          *Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents filed by Federal
Security Protection Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

          (a) the Company's General Form for Registration of Securities of Small Business Issuers Under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 on Form 10SB;

          (b) all other reports filed by the Company pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a), above; and

          (c) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement, which indicates that, all shares of Common Stock registered hereunder have been sold or that de-registers all such shares of Common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

          Our certificate of incorporation provides that directors and officers shall be indemnified to the fullest extent allowed by the laws of Delaware. Our bylaws provide that no director of officer of the Company shall be liable for the acts, defaults, or omissions of any other director or officer, or for any loss sustained by the Company, unless the same has resulted from his or her own willful misconduct, willful neglect or negligence. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our Company shall be paid by the Company unless such officer or director is adjudged liable for negligence or misconduct in the performance of his or her duties.

          This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

     Exhibit
     NO.                    Description
     ---                    -----------
     4.0       Fee Agreement Letter for Blair J. Merriam

     4.1       Fee Agreement Letter for Daniel W. Thornton

     4.2       Fee Agreement Letter for Dennis Schlagel

     4.3       Fee Agreement Letter for Richard A. Hennig

     4.4       Fee Agreement Letter for Michael T. Landers

     4.5       Fee Agreement Letter for Gary S. O'Neal

     4.6       Fee Agreement Letter for Theodore A. Merriam


     5.1 Opinion of Counsel regarding the legality of the securities registered hereunder.

     23.1      Consent of Carl S. Sanko

     23.2      Consent of Counsel (Included as part of Exhibit 5.1)

     24        Power of Attorney (Contained within Signature Page)

     25        Footnote

Item 9.   Undertakings

(a)       The undersigned registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3)of the Securities Act 1933:

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b)	The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana on July 31, 2003.

                   Federal Security Protection Services, Inc.


                             By:  /s/ Daniel Thornton
                                  ----------------------------------
                             Daniel Thornton, Secretary and Director


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel W. Thornton and Blair J. Merriam, each of them acting individually as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   	Title           	Date
----------                  	-----           	----

/s/ Blair J. Merriam            President and CEO	July 31, 2003
--------------------
Blair J. Merriam



/s/ Daniel Thornton      	Secretary	        July 31, 2003
--------------------
Daniel Thornton

                               INDEX TO EXHIBITS

     Exhibit
     NO.                    Description
     ---                    -----------

     4.0       Fee Agreement Letter for Blair J. Merriam

     4.1       Fee Agreement Letter for Daniel W. Thornton

     4.2       Fee Agreement Letter for Dennis Schlagel

     4.3       Fee Agreement Letter for Richard A. Hennig

     4.4       Fee Agreement Letter for Michael T. Landers

     4.5       Fee Agreement Letter for Gary S. O'Neal

     4.6       Fee Agreement Letter for Theodore A. Merriam

     5.1 Opinion of Counsel regarding the legality of the securities registered hereunder.

     23.1      Consent of Carl S. Sanko

     23.2      Consent of Counsel (Included as part of Exhibit 5.1)

     24.0      Power of Attorney (Contained within Signature Page)



Exhibit 4.0
Fee Agreement Letter for Blair J. Merriam


July 31, 2003

Daniel Thornton
Federal Security Protection Services, Inc.
400 Poydras Street, Suite 1510
New Orleans, LA 70130

Re:  S-8 Stock for Services Rendered

Dear Mr. Thornton:

This will confirm that I am giving authority to Federal Security Protection Services, Inc. to issue 250,000 shares of S-8 stock in my name for services rendered to the company for April 1 through July 31, 2003. The value of my services owing for these four months is $11,250, and I hereby accept the above stated quantity of stock at its value of $0.045 per share.
It is acceptable to, and agreed to by me that the shares be issued in the company's next S-8 registration on July 31, 2003.

Sincerely,

 /s/ Blair J. Merriam
Blair J. Merriam

Agreed to and accepted.

Federal Security Protection Services, Inc.

by /s/ Daniel Thornton
Daniel Thornton
Secretary


Exhibit 4.1
Fee Agreement Letter for Daniel Thornton

July 31, 2003

Blair J. Merriam
Federal Security Protection Services, Inc.
400 Poydras Street, Suite 1510
New Orleans, LA 70130

Re:  S-8 Stock for Services Rendered

Dear Mr. Merriam:

This will confirm that I am giving authority to Federal Security Protection Services, Inc. to issue 250,000 shares of S-8 stock in my name for services rendered to the company for April 1 through July 31, 2003. The value of my services owing for these four months is $11,250, and I hereby accept the above stated quantity of stock at its value of $0.045 per share.
It is acceptable to, and agreed to by me that the shares be issued in the company's next S-8 registration on July 31, 2003.

Sincerely,

  /s/ Daniel Thornton
Daniel Thornton

Agreed to and accepted.

Federal Security Protection Services, Inc.

by /s/ Blair J. Merriam
Blair J. Merriam
Secretary

Exhibit 4.2
Fee Agreement Letter for Dennis Schlagel


July 31, 2003

Daniel Thornton
Federal Security Protection Services, Inc.
400 Poydras Street, Suite 1510
New Orleans, LA 70130

Re:  S-8 Stock for Services Rendered

Dear Mr. Thornton:

This will confirm that I am giving authority to Federal Security Protection Services, Inc. to issue 250,000 shares of S-8 stock in my name for services rendered to the company for April 1 through July 31, 2003. The value of my services owing for these four months is $11,250, and I hereby accept the above stated quantity of stock at its value of $0.045 per share.
It is acceptable to, and agreed to by me that the shares be issued in the company's next S-8 registration on July 31, 2003.

Sincerely,

  /s/ Dennis Schlagel
Dennis Schlagel

Agreed to and accepted.

Federal Security Protection Services, Inc.

by /s/ Daniel Thornton
Daniel Thornton
Secretary


Exhibit 4.3
Fee Agreement Letter for Richard A. Hennig


July 31, 2003

Daniel Thornton
Federal Security Protection Services, Inc.
400 Poydras Street, Suite 1510
New Orleans, LA 70130

Re:  S-8 Stock for Services Rendered

Dear Mr. Thornton:

This will confirm that I am giving authority to Federal Security Protection Services, Inc. to issue 250,000 shares of S-8 stock in my name for services rendered to the company for April 1 through July 31, 2003. The value of my services owing for these four months is $11,250, and I hereby accept the above stated quantity of stock at its value of $0.045 per share.
It is acceptable to, and agreed to by me that the shares be issued in the company's next S-8 registration on July 31, 2003.

Sincerely,

by /s/ Richard A. Hennig
Richard A. Hennig

Agreed to and accepted.

Federal Security Protection Services, Inc.

by /s/ Daniel Thornton
Daniel Thornton
Secretary

Exhibit 4.4
Fee Agreement Letter for Michael T. Landers


July 31, 2003

Daniel Thornton
Federal Security Protection Services, Inc.
400 Poydras Street, Suite 1510
New Orleans, LA 70130

Re:  S-8 Stock for Services Rendered

Dear Mr. Thornton:

This will confirm that I am giving authority to Federal Security Protection Services, Inc. to issue 250,000 shares of S-8 stock in my name for services rendered to the company for June 15 through July 31, 2003. The value of services owing for these one and one half months is $11,250,and I hereby accept the above stated quantity of stock at its value of $0.045 per share. It is acceptable to, and agreed to by me that the shares be issued in the company's next S-8 registration on July 31, 2003.

Sincerely,

  /s/ Michael Landers
Michael Landers

Agreed to and accepted.

Federal Security Protection Services, Inc.

by /s/ Daniel Thornton
Daniel Thornton
Secretary


Exhibit 4.5
Fee Agreement Letter for Gary S. O'Neal


July 31, 2003

Daniel Thornton
Federal Security Protection Services, Inc.
400 Poydras Street, Suite 1510
New Orleans, LA 70130

Re:  S-8 Stock for Services Rendered

Dear Mr. Thornton:

This will confirm that I am giving authority to Federal Security Protection Services, Inc. to issue 250,000 shares of S-8 stock in my name for services rendered to the company for June 15 through July 31, 2003. The value of services owing for these one and one half months is $11,250,and I hereby accept the above stated quantity of stock at its value of $0.045 per share. It is acceptable to, and agreed to by me that the shares be issued in the company's next S-8 registration on July 31, 2003.

Sincerely,

  /s/ Gary S. O'Neal
Gary S.O'Neal

Agreed to and accepted.

Federal Security Protection Services, Inc.

by /s/ Daniel Thornton
Daniel Thornton
Secretary


Exhibit 4.6
Fee Agreement Letter for Theodore A. Merriam


July 31, 2003

Daniel Thornton
Federal Security Protection Services, Inc.
400 Poydras Street, Suite 1510
New Orleans, LA 70130

Re:  S-8 Stock for Services Rendered

Dear Mr. Thornton:

This will confirm that I am giving authority to Federal Security Protection Services, Inc. to issue 200,000 shares of S-8 stock in my name for services rendered to the company for January 1, 2003 through July 31, 2003. The value of my services owing for these seven months is $9,000, and I hereby accept the above stated quantity of stock at its value of $0.045 per share.
It is acceptable to, and agreed to by me that the shares be issued in the company's next S-8 registration on July 31, 2003.

Sincerely,

by /s/ Theodore A. Merriam
Theodore A. Merriam

Agreed to and accepted.

Federal Security Protection Services, Inc.

by /s/ Daniel Thornton
Daniel Thornton
Secretary


Exhibit 5.1


MARK CARTON, Attorney at Law_________________________________________________
                                            2130 Fillmore Street, Suite 162
                                              San Francisco, California 94115
                                                          Tel: (415) 567-5517
                                                          Fax: (650) 794-2099
                                                        mcarton@earthlink.net


July 31, 2003

Federal Security Protection Services, Inc.
400 Poydras Street, Suite 1510
New Orleans, LA 70130



		Re:  Opinion of Counsel - Registration Statement on Form S-8

Gentlemen:

	I have acted as counsel for Federal Security Protection Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement") relating to 1,700,000 shares of the Company's Common Stock, $.001 par value, (the "Common Stock") issuable pursuant to the Company's plans with Blair J. Merriam, Daniel W. Thornton, Dennis Schlagel, Richard A. Hennig, Michael T. Landers,Gary
S. O'Neal and Theodore A. Merriam.

     	I have examined and am familiar with originals or copies, certified or otherwise, identified to our satisfaction, of such statutes, documents, corporate records and certificates of public officials as I have deemed necessary for the purposes of this opinion, including, but not limited to the following: (i) the Articles of Incorporation, as amended; (ii) the Bylaws of the Company, as amended; and (iii) the record of all action taken by the Board of Directors of the Company in connection with any matters covered by this opinion.

     Based on the foregoing, it is my opinion that the shares of Common Stock issuable under the Plans are duly authorized and, when issued in accordance with the Plans, will be validly issued, fully paid and nonassessable.

      Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

 /s/ Mark Carton
MARK CARTON


Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT
                   -----------------------------------------

I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of my report dated June 20th, 2003 appearing in Federal Security Protection Services, Inc.'s Annual Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-KSB for the fiscal year ended March 31, 2003.




/s/ Carl S. Sanko
- ----------------------
Carl S. Sanko

Topanga, California
July 31, 2003


Exhibit 25

Footnote

This S-8 Post Effective Ammendment reflects the removal of two plans, namely those of John E. Shaunfield and Todd T. Grassi because the parties mutually agreed not to consumate such agreement, and therefore services were never rendered. The removal of these two plans reduces the total number of shares from 3,700,000 in the original S-8 registration to a total of 1,700,000 shares, in this post effective ammendment.